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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 23, 1994 relating to the Consolidated Financial Statements of Inland Steel Industries, Inc. and Subsidiary Companies, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1993 listed under Item 14(a)(2) of Inland Steel Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules. We also consent to the references to us under the headings "Experts" and "Summary of Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Summary of Financial Information."

/s/ PRICE WATERHOUSE

Chicago, Illinois
April 28, 1994